Exhibit 99.1

Press Release

February 4, 2025	Contact Information:

For Immediate Release	Dave Pauli
Chief Financial Officer
414.223.7770

Zurn Elkay Water Solutions Reports Fourth Quarter and Full Year 2024 Financial Results
Investor call scheduled for Wednesday, February 5, 2025 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Fourth Quarter Highlights
•Net sales in the quarter were $371 million compared with $357 million in last year’s December quarter (+4% core sales(1)).
•Net income from continuing operations was $36 million (diluted EPS from continuing operations of $0.21) compared with net income from continuing operations of $14 million (diluted EPS from continuing operations of $0.08) in the year-ago quarter.
•Adjusted EPS(1) was $0.32 compared with $0.26 in the year-ago quarter.
•Adjusted EBITDA(1) was $91 million (24.6% of net sales) compared with $84 million (23.6% of net sales) in last year's fourth quarter.
•Net debt leverage(1) of 0.8x as of December 31, 2024.
•Deployed $20 million to repurchase 0.5 million shares of common stock in the quarter.
Calendar Year 2024 Highlights
•Net sales were $1,567 million and increased by 2% from the comparable $1,531 million in calendar year 2023 (+3% core sales(1) inclusive of a 100 basis point impact from planned exit of certain residential sink products).
•Net income from continuing operations was $159 million (diluted EPS from continuing operations of $0.91), compared with $104 million (diluted EPS from continuing operations of $0.59) in calendar year 2023.
•Adjusted EPS(1) was $1.28, compared with $0.97 in the prior calendar year.
•Adjusted EBITDA(1) was $390 million (24.9% of net sales) compared with $340 million (22.2% of net sales) in calendar year 2023.
•Completed $150 million of common stock repurchases and paid $57 million in common stock dividends.
•Generated record free cash flow(1) of $272 million.
Todd A. Adams, Chairman and Chief Executive Officer, commented, “2024 was another year of solid execution for us as we delivered record sales, EBITDA and cash flow performance while repurchasing $150 million of our shares and increasing our dividend 12.5% year over year. Despite pockets of challenging end markets, we achieved 4% pro forma core sales(1) growth, improved our adjusted EBITDA(1) margins by 270 basis points and made significant strides in the deployment of our strategies to deliver even better growth in the coming years. Our team's belief in and relentless deployment of the Zurn Elkay Business System positions us to continue to deliver above market growth and continued superior financial performance in 2025.”
Adams continued, “As it relates to the fourth quarter, we delivered a solid quarter as sales, margins and cash flow exceeded the guidance we provided 90 days ago. Core sales(1) grew by 4%, adjusted EBITDA(1) margins expanded 100 basis points over last year and free cash flow(1) was $55 million in the quarter.”
“As we move into 2025, we have confidence in the trajectory of our strategic growth initiatives and will continue to amplify our culture of continuous improvement to deliver on our sustainability initiatives, as our mission remains the same - effective protection, conservation and management of cleaner, safer water. We feel even better positioned to capitalize on any recovery across our end markets while our exceptional free cash flow(1) and strong balance sheet gives us the ability to deploy capital to deliver shareholder value.”
“In the coming weeks, you will see us release our 2024 sustainability report that highlights the progress we continue to make with respect to sustainability inside the company as well as how we help our customers achieve their own goals. We continue to make enhancements to our sustainability program and our pursuit of helping our customers protect the vital resource of clean water has never been stronger. We are excited to continue to build on the momentum we have around sustainability as a means to drive the growth of our company.”

First Quarter and Full Year Outlook
Adams continued, “Based on current demand trends, we believe core sales(1) growth for the first quarter will be up low single digits and adjusted EBITDA(1) margin will be between 24.5% and 25.0%. For the full year 2025, we anticipate core sales(1) growth similar to 2024, adjusted EBITDA(1) of $405 million to $420 million and expect our full year free cash flow(1) to be approximately $290 million.”
Fourth Quarter 2024 Overview
Net sales were $370.7 million and $356.8 million during the three months ended December 31, 2024 and December 31, 2023, respectively, an increase of 4% year over year. The increase in net sales was the result of core sales(1) growth of 4%, including growth in nearly all product categories.
During the three months ended December 31, 2024, income from operations was $49.3 million compared to $32.8 million during the three months ended December 31, 2023. Income from operations as a percentage of net sales increased by 410 basis points year over year due to the benefits resulting from productivity synergies and restructuring actions related to the Elkay Merger. The prior year also included a loss of $11.4 million on divestiture of asbestos liabilities and certain assets.
Adjusted EBITDA(1) was $91.1 million, or 24.6% of net sales, during the three months ended December 31, 2024 compared to $84.1 million, or 23.6% of net sales, during the three months ended December 31, 2023.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control. Further, management uses "pro forma core sales", defined as reported sales less the impact of mergers, acquisitions, divestitures, foreign currency translation, and product line exits, as a measure of our financial performance that is more relevant when evaluating us against peers.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring gains and losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring gains or losses. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, February 5, 2025, at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2024 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and CFO, Dave Pauli, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2023, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$370.7	$356.8	$1,566.5	$1,530.5
Cost of sales	209.5	200.9	859.5	882.4
Gross profit	161.2	155.9	707.0	648.1
Selling, general and administrative expenses	93.3	93.6	389.8	371.3
Restructuring and other similar charges	3.8	3.4	13.5	15.3
Loss on divestiture of asbestos liabilities and certain assets	—	11.4	—	11.4
Amortization of intangible assets	14.8	14.7	59.1	58.7
Income from operations	49.3	32.8	244.6	191.4
Non-operating expense:
Interest expense, net	(7.5)	(8.7)	(33.1)	(38.5)
Loss on the extinguishment of debt	—	(0.9)	—	(0.9)
Actuarial gain on pension and postretirement benefit obligations	1.4	2.0	1.4	2.0
Other expense, net	(1.4)	(3.9)	(5.9)	(7.2)
Income before income taxes	41.8	21.3	207.0	146.8
Provision for income taxes	(5.7)	(7.8)	(48.1)	(42.6)
Net income from continuing operations	36.1	13.5	158.9	104.2
Income from discontinued operations, net of tax	0.3	0.4	1.3	8.5
Net income	$36.4	$13.9	$160.2	$112.7

Basic net income per share:
Continuing operations	$0.21	$0.08	$0.92	$0.60
Discontinued operations	$—	$—	$0.01	$0.05
Net income	$0.21	$0.08	$0.93	$0.65
Diluted net income per share:
Continuing operations	$0.21	$0.08	$0.91	$0.59
Discontinued operations	$—	$—	$0.01	$0.05
Net income	$0.21	$0.08	$0.92	$0.64
Weighted-average number of shares outstanding (in thousands):
Basic	170,583	173,119	171,686	174,251
Effect of dilutive equity awards	2,277	2,738	2,973	3,008
Diluted	172,860	175,857	174,659	177,259

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2024
(in Millions) (Unaudited)

	Three Months Ended December 31, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$370.7		$—			$370.7

EBITDA	72.4		18.7	(a)		91.1
Depreciation and amortization	(23.1)		2.0	(d)		(21.1)
Income from operations	49.3		20.7	(b)		70.0

Income before income taxes	41.8		26.8	(c)		68.6
Provision for income taxes and indicated rate	(5.7)	13.6%	(6.3)		23.5%	(12.0)	17.5%
Net income from continuing operations	36.1		20.5			56.6

Income from discontinued operations, net of tax	0.3		(0.3)			—
Net income	$36.4		$20.2			$56.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.8		$3.8			$3.8
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	6.0		6.0			6.0
Stock-based compensation expense	8.7		8.7			—
Amortization of intangible assets	—		—			14.8
Actuarial gain on pension and postretirement benefit obligations	—		—			(1.4)
Supply chain optimization and footprint repositioning initiatives (2) (d)	—		2.0			2.0
Other expense, net (3)	—		—			1.4
Total Adjustments	$18.7		$20.7			$26.8
____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Twelve Months Ended December 31, 2024
(in Millions) (Unaudited)

	Twelve Months Ended December 31, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,566.5		$—			$1,566.5

EBITDA	332.9		57.5	(a)		390.4
Depreciation and amortization	(88.3)		2.0	(d)		(86.3)
Income from operations	244.6		59.5	(b)		304.1

Income before income taxes	207.0		85.2	(c)		292.2
Provision for income taxes and indicated rate	(48.1)	23.2%	(20.2)		23.7%	(68.3)	23.4%
Net income from continuing operations	158.9		65.0			223.9

Income from discontinued operations, net of tax	1.3		(1.3)			—
Net income	$160.2		$63.7			$223.9

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$13.5		$13.5			$13.5
Other, net (1)	0.6		0.6			0.6
Last-in-first-out inventory adjustments	5.5		5.5			5.5
Stock-based compensation expense	37.9		37.9			—
Amortization of intangible assets	—		—			59.1
Actuarial gain on pension and postretirement benefit obligations	—		—			(1.4)
Supply chain optimization and footprint repositioning initiatives (2) (d)	—		2.0			2.0
Other expense, net (3)	—		—			5.9
Total Adjustments	$57.5		$59.5			$85.2

____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2023
(in Millions) (Unaudited)

	Three Months Ended December 31, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$356.8		$—			$356.8

EBITDA	54.4		29.7	(a)		84.1
Depreciation and amortization	(21.6)		—			(21.6)
Income from operations	32.8		29.7	(b)		62.5

Income before income taxes	21.3		37.7	(c)		59.0
Provision for income taxes and indicated rate	(7.8)	36.6%	(5.8)		15.4%	(13.6)	23.1%
Net income from continuing operations	13.5		31.9			45.4

Income from discontinued operations, net of tax	0.4		(0.4)			—
Net income	$13.9		$31.5			$45.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.4		$3.4			$3.4
Last-in-first-out inventory adjustments	5.4		5.4			5.4
Stock-based compensation expense	9.5		9.5			—
Amortization of intangible assets	—		—			14.7
Actuarial gain on pension and postretirement benefit obligations	—		—			(2.0)
Loss on the extinguishment of debt	—		—			0.9
Loss on divestiture of asbestos liabilities and certain assets	11.4		11.4			11.4
Other expense, net (1)	—		—			3.9
Total Adjustments	$29.7		$29.7			$37.7
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Twelve Months Ended December 31, 2023
(in Millions) (Unaudited)

	Twelve Months Ended December 31, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,530.5		$—			$1,530.5

EBITDA	279.3		60.2	(a)		339.5
Depreciation and amortization	(87.9)		—			(87.9)
Income from operations	191.4		60.2	(b)		251.6

Income before income taxes	146.8		85.0	(c)		231.8
Provision for income taxes and indicated rate	(42.6)	29.0%	(17.1)		20.1%	(59.7)	25.8%
Net income from continuing operations	104.2		67.9			172.1

Income from discontinued operations, net of tax	8.5		(8.5)			—
Net income	$112.7		$59.4			$172.1

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$15.3		$15.3			$15.3
Last-in-first-out inventory adjustments	(6.5)		(6.5)			(6.5)
Stock-based compensation expense	40.0		40.0			—
Amortization of intangible assets	—		—			58.7
Actuarial gain on pension and postretirement benefit obligations	—		—			(2.0)
Loss on the extinguishment of debt	—		—			0.9
Loss on divestiture of asbestos liabilities and certain assets	11.4		11.4			11.4
Other expense, net (1)	—		—			7.2
Total Adjustments	$60.2		$60.2			$85.0

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2024 and December 31, 2023
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$36.4	$13.9	$160.2	$112.7
Income from discontinued operations, net of tax	(0.3)	(0.4)	(1.3)	(8.5)
Provision for income taxes	5.7	7.8	48.1	42.6
Actuarial gain on pension and postretirement benefit obligations	(1.4)	(2.0)	(1.4)	(2.0)
Other expense, net (1)	1.4	3.9	5.9	7.2
Loss on the extinguishment of debt	—	0.9	—	0.9
Interest expense, net	7.5	8.7	33.1	38.5
Income from operations	$49.3	$32.8	$244.6	$191.4

Adjustments
Depreciation and amortization	$23.1	$21.6	$88.3	$87.9
Restructuring and other similar charges	3.8	3.4	13.5	15.3
Stock-based compensation expense	8.7	9.5	37.9	40.0
Last-in first-out inventory adjustment	6.0	5.4	5.5	(6.5)
Loss on divestiture of asbestos liabilities and certain assets	—	11.4	—	11.4
Other, net (2)	0.2	—	0.6	—
Subtotal of adjustments	41.8	51.3	145.8	148.1
Adjusted EBITDA	$91.1	$84.1	$390.4	$339.5
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Twelve Months Ended
Adjusted Net Income and Earnings Per Share	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$36.4	$13.9	$160.2	$112.7
Income from discontinued operations, net of tax	(0.3)	(0.4)	(1.3)	(8.5)
Loss on the extinguishment of debt	—	0.9	—	0.9
Amortization of intangible assets	14.8	14.7	59.1	58.7
Restructuring and other similar charges	3.8	3.4	13.5	15.3
Supply chain optimization and footprint repositioning initiatives	2.0	—	2.0	—
Last-in first-out inventory adjustment	6.0	5.4	5.5	(6.5)
Actuarial gain on pension and postretirement benefit obligations	(1.4)	(2.0)	(1.4)	(2.0)
Other expense, net (1)	1.4	3.9	5.9	7.2
Other, net (2)	0.2	—	0.6	—
Loss on divestiture of asbestos liabilities and certain assets	—	11.4	—	11.4
Tax effect on above items	(6.3)	(5.8)	(20.2)	(17.1)
Adjusted net income	$56.6	$45.4	$223.9	$172.1

GAAP diluted net income per share from continuing operations	$0.21	$0.08	$0.91	$0.59
Adjusted earnings per share - diluted	$0.32	$0.26	$1.28	$0.97

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	170,583	173,119	171,686	174,251
Effect of dilutive equity awards	2,277	2,738	2,973	3,008
Adjusted diluted weighted-average shares	172,860	175,857	174,659	177,259
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Cash provided by operating activities	$293.5	$253.9
Expenditures for property, plant and equipment	(21.8)	(21.3)
Free cash flow	$271.7	$232.6

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$36.4	$13.9	$160.2	$112.7
Other comprehensive income (loss):
Foreign currency translation adjustments	(6.6)	2.2	(10.0)	3.6
Change in pension and postretirement defined benefit plans, net of tax	3.3	3.7	3.3	3.7
Other comprehensive income (loss), net of tax	(3.3)	5.9	(6.7)	7.3
Total comprehensive income	$33.1	$19.8	$153.5	$120.0

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$198.0	$136.7
Receivables, net	202.2	210.2
Inventories, net	272.6	277.6
Income taxes receivable	19.6	17.0
Other current assets	29.7	26.3
Total current assets	722.1	667.8
Property, plant and equipment, net	164.0	180.3
Intangible assets, net	891.6	952.4
Goodwill	794.2	796.0
Other assets	76.6	70.5
Total assets	$2,648.5	$2,667.0
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$0.8	$0.9
Trade payables	71.7	56.4
Compensation and benefits	37.9	30.5
Current portion of pension and postretirement benefit obligations	1.2	1.3
Other current liabilities	136.2	131.8
Total current liabilities	247.8	220.9

Long-term debt	494.8	494.4
Pension and postretirement benefit obligations	14.1	36.6
Deferred income taxes	196.5	210.0
Operating lease liability	43.3	37.3
Other liabilities	65.2	65.0
Total liabilities	1,061.7	1,064.2

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 170,308,023 at December 31, 2024 and172,262,163 at December 31, 2023	1.7	1.7
Additional paid-in capital	2,828.2	2,847.0
Retained deficit	(1,168.7)	(1,178.2)
Accumulated other comprehensive loss	(74.4)	(67.7)
Total stockholders' equity	1,586.8	1,602.8
Total liabilities and stockholders' equity	$2,648.5	$2,667.0

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Operating activities
Net income	$160.2	$112.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	29.2	29.2
Amortization of intangible assets	59.1	58.7
Non-cash restructuring charges	8.0	2.5
Loss on divestiture of asbestos liabilities and certain assets	—	9.3
Divestiture of asbestos liabilities and certain assets	—	(13.0)
Loss (gain) on dispositions of long-lived assets	0.6	(2.7)
Deferred income taxes	(14.8)	(4.2)
Other non-cash expenses	5.1	1.9
Actuarial gain on pension and other postretirement benefit obligations	(1.4)	(2.0)
Loss on the extinguishment of debt	—	0.9
Stock-based compensation expense	37.9	40.0
Changes in operating assets and liabilities:
Receivables, net	6.3	10.1
Inventories, net	2.7	65.0
Other assets	1.4	2.5
Accounts payable	15.8	(60.8)
Accruals and other	(16.6)	3.8
Cash provided by operating activities	293.5	253.9

Investing activities
Expenditures for property, plant and equipment	(21.8)	(21.3)
Proceeds from dispositions of long-lived assets	1.6	7.7
Proceeds from insurance claims	—	9.0
Cash used for investing activities	(20.2)	(4.6)

Financing activities
Proceeds from borrowings of debt	—	13.0
Repayments of debt	(0.8)	(77.9)
Proceeds from exercise of stock options and ESPP contributions	8.7	4.3
Taxes withheld and paid on employees' share-based payment awards	(8.6)	(3.1)
Repurchase of common stock	(150.2)	(125.1)
Payment of common stock dividends	(56.6)	(50.4)
Cash used for financing activities	(207.5)	(239.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.5)	1.8
Increase in cash, cash equivalents and restricted cash	61.3	11.9
Cash, cash equivalents and restricted cash at beginning of period	136.7	124.8
Cash, cash equivalents and restricted cash at end of period	$198.0	$136.7